UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2010
CNB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

West Virginia	0-30665	55-0773918

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
101 S. WASHINGTON STREET
BERKELEY SPRINGS, WV 25411
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (304) 258-1520
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Arrangements of Certain Officers
On May 3, 2010, CNB Bank, Inc., entered into an Employment Agreement with Patricia C. Muldoon, regarding her continued employment as Executive Vice President and Chief Operating Officer. The Agreement’s initial term expires on December 31, 2010, and is automatically renewed for successive twelve-month terms, unless notice to the contrary is given at least ninety days prior to the expiration of the then current term. In the event of a change of control of CNB Financial Services, Inc., the term of the Agreement is automatically extended for a period of eighteen months from the date of the change of control. If her employment is terminated by CNB Bank, Inc., other than for cause, death or disability, Ms. Muldoon will receive payment of base salary for the remainder of the term of the Agreement or six months, whichever is greater. The Agreement provides for an annual base salary of $108,500.08.
On May 4, 2010, CNB Bank, Inc., entered into an Employment Agreement with Kevin L. Starliper, regarding his continued employment as Senior Vice President and Chief Lending Officer. The Agreement’s initial term expires on December 31, 2010, and is automatically renewed for successive twelve-month terms, unless notice to the contrary is given at least ninety days prior to the expiration of the then current term. In the event of a change of control of CNB Financial Services, Inc., the term of the Agreement is automatically extended for a period of eighteen months from the date of the change of control. If his employment is terminated by CNB Bank, Inc., other than for cause, death or disability, Mr. Starliper will receive payment of base salary for the remainder of the term of the Agreement or six months, whichever is greater. The Agreement provides for an annual base salary of $93,600.
On May 5, 2010, CNB Bank, Inc., entered into an Employment Agreement with Rebecca S. Stotler, regarding her continued employment as Senior Vice President and Chief Financial Officer. The Agreement’s initial term expires on December 31, 2010 and is automatically renewed for successive twelve-month terms, unless notice to the contrary is given at least ninety days prior to the expiration of the then current term. In the event of a change of control of CNB Financial Services, Inc., the term of the Agreement is automatically extended for a period of eighteen months from the date of the change of control. If her employment is terminated by CNB Bank, Inc., other than for cause, death or disability, Ms. Stotler will receive payment of base salary for the remainder of the term of the Agreement or six months, whichever is greater. The Agreement provides for an annual base salary of $84,500.
On May 11, 2010, CNB Bank, Inc., entered into an Employment Agreement with Thomas F. Rokisky, regarding his continued employment as President and Chief Executive Officer. The Agreement’s initial term expires on December 31, 2010 and is automatically renewed for successive twelve-month terms, unless notice to the contrary is given at least ninety days prior to the expiration of the then current term. In the event of a change of control of CNB Financial

Services, Inc., the term of the Agreement is automatically extended for a period of eighteen months from the date of the change of control. If his employment is terminated by CNB Bank, Inc., other than for cause, death or disability, Mr. Rokisky will receive payment of base salary for the remainder of the term of the Agreement or six months, whichever is greater. The Agreement provides for an annual base salary of $210,959.84. Mr. Rokisky’s Agreement also provides that, for a period of two years after termination or expiration of the Agreement, he will not compete with CNB Bank, Inc., in Morgan or Berkeley Counties of West Virginia, or Washington County, Maryland, for a period of two years.
Item 9.01 Exhibits

Exhibit 10.1	Employment Agreement with Patricia C. Muldoon, dated May 3, 2010

Exhibit 10.2	Employment Agreement with Kevin L. Starliper, dated May 4, 2010

Exhibit 10.3	Employment Agreement with Rebecca S. Stotler, dated May 5, 2010

Exhibit 10.4	Employment Agreement with Thomas F. Rokisky, dated May 11, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL SERVICES, INC.
By:	/s/ Thomas F. Rokisky
Thomas F. Rokisky
President/CEO

Date: May 13, 2010

4